SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


     Date of report (Date of earliest event reported)      December 8, 1997



                             DENBURY RESOURCES INC.
             (Exact name of Registrant as specified in its charter)




                                     Canada
                                 (State or other
                                  jurisdiction
                               of incorporation or
                                  organization)

        33-93722                                      Not applicable
    (Commission File                                (I.R.S. Employer
         Number)                                    Identification No.)


   17304 Preston Road
        Suite 200
       Dallas, TX                                       75252
  (Address of principal                               (Zip code)
   executive offices)



 Registrant's telephone number,                      (972)713-3000
     including area code:


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 Item 2.  Acquisition or Disposition of Assets

     On November 25, 1997, Denbury Management Inc. ("Denbury"), a indirect wholly-owned subsidiary of Denbury Resources Inc., announced that it had entered into an asset sale agreement to purchase producing oil properties in the Heidelberg Field, Jasper County, Mississippi, for approximately $202 million from Chevron U.S.A. Inc. (the "Chevron Acquisition"). This field is in the same area as the Company's other core Mississippi properties and includes operated, non-operating and royalty interests with approximately 122 producing wells, of which 96 wells will be Company operated. The Company will have an average working interest of 94% and an average net revenue interest of 81% in these operated wells which account for approximately 99% of the net average daily production in this field. The average daily production from these properties during the nine months ended September 30, 1997 was approximately 2,900 Bbls/d and 600 Mcf/d, net to the acquired interest.

     The Company has also acquired minor interests in Heidelberg Field from three other entities at an aggregate cost of approximately $5.9 million. These four acquisitions are expected to add net proved reserves of approximately 29.9 million barrels of oil and 1.8 billion cubic feet of gas, or approximately 30.2 million barrels on a BOE basis, as of January 1, 1998, to the Company based on preliminary estimates by Netherland, Sewell and Associates, Inc., the Company's independent petroleum engineers. For comparison, as of December 31, 1996, the Company's net proved reserves consisted of approximately 15 million barrels of oil and 74.1 billion cubic feet of natural gas or approximately 27.4 million barrels on a BOE basis. As a result of the significant amount of future work to be performed and its expected effect on future reserves and production, the Company has attributed approximately $75 million of the purchase price to unevaluated properties.

     Heidelberg Field was discovered in 1944 and has produced an estimated 191 MMBbls and 36 Bcf since its discovery. The Field is a large salt cored anticline which is divided by faulting into a western and eastern half. Production is from a series of normally pressured Cretaceous and Jurassic sandstone horizons situated between 4,500 feet and 11,500 feet. There are 11 producing formations in Heidelberg Field containing 44 individual reservoir intervals, with the majority of the current production coming from the Eutaw and Christmas sands at depths of approximately 5,000 feet.

     The West Heidelberg Eutaw sands have been unitized and water injection began late in 1996 in order to increase the bottom hole pressure and improve recoveries from the formation. A production response to the injection is expected during 1998. The Eutaw East One Fault Block Oil Pool Unit (Eutaw formation in East Heidelberg) was unitized in October 1997 and injection is projected to commence in March 1998. These waterflood projects, particularly the East Unit, comprise a significant portion of the potential reserves at Heidelberg. The Company has a 78% working interest in the East Unit, 59% of which was acquired in the Chevron Acquisition and the remaining 19% recently acquired in the other acquisitions. The Company operates a similar type Eutaw unit at its East Eucutta Field, located approximately nine miles to the southeast, with production from sands with similar porosity, permeability, thickness, and drive mechanisms.

     The Company has identified several potential development projects during its initial evaluation of the field. This includes initiating the East Heidelberg waterflood project, upgrading lift capacity in over 15 wells and recompleting 30 wells in new zones. In addition, the Company has identified over 40 potential drilling locations plus other potential secondary and tertiary recovery projects. The Company has experienced success in its horizontal drilling program at nearby Davis, Quitman and Eucutta Fields and based on this information, the Company anticipates that 25 of the proposed future wells will be horizontal wells. The total development budget during 1998 for this field is expected to be approximately $28 million.

     Denbury anticipates funding this acquisition initially with an expanded bank financing and is currently exploring its alternatives to fund this acquisition with other more permanent forms of capital. The transaction is effective January 1, 1998 and is expected to close in late December, 1997. It is subject to the possible effect of preferential purchase rights held by third parties and typical purchase price adjustments and closing conditions.

     This Form 8-K contains forward-looking statements that involve risks and uncertainties including expected reserves, planned development and drilling activity, expected production efforts, volumes and budgeted capital expenditures and other risks and uncertainties detailed in the Company's SEC reports. Actual results may vary materially.


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


 Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

     (a) Audited statements of revenues and direct operating expenses attributable to the Chevron Acquisition for the years ending December 31, 1995 and December 31, 1996 and the nine months ended September 30, 1997 are not presently available. They will be filed by amendment as soon as practicable, but not later than 60 days after the due date for the filing of this report on Form 8-K.

     (b) Pro forma results of operations of Denbury Resources Inc. for the year ended December 31, 1996 and nine months ended September 30, 1997 as if the acquisition had occurred at the beginning of each respective period and a pro forma balance sheet as of September 30, 1997 are not presently available. They will be filed by amendment as soon as practicable, but not later than 60 days after the due date for the filing of this report on Form 8-K.

     (c)    Exhibits:

                  Exhibit No.             Exhibit

                       (2)         Purchase  and  sale  agreement   between  the
                                   Company  and  Chevron   U.S.A.   Inc.   dated
                                   November 24, 1997.

                       (99) Reserve estimates as of January 1, 1998 regarding certain reserve additions from Netherland, Sewell & Associates, Inc., independent petroleum engineers.

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
                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                 Denbury Resources Inc.
                                                      (Registrant)


DATE: December 8, 1997                         By:  /s/  Phil   Rykhoek
                                               -------------------------
                                                    Phil Rykhoek
                                                  Chief Financial Officer